                            CERTIFICATE OF FORMATION

                                       OF

                       ARMOR GROUP SECURITY SERVICES, LLC

                              -------------------

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

      FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is Armor Group Security Services, LLC.

      SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:

                  Corporation Service Company
                  2711 Centerville Road, Suite 400
                  Wilmington, Delaware 19808

      THIRD: The Limited Liability Company shall, to the fullest extent permitted by the provisions of the Delaware Limited Liability Company Act, as the same may be amended and supplemented, indemnify the members, managers, officers and directors of the Limited Liability Company.

Dated: November 21, 2000
                                                   /s/ Robert L. Lawrence
                                                   --------------------------
                                                   Robert L. Lawrence
                                                   Authorized Person

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            CERTIFICATE OF FORMATION

                                       OF

                       ARMOR GROUP SECURITY SERVICES, LLC

                               -----------------

            (Under Section 202 of the Limited Liability Company Act)

It is hereby certified that:

1. The name of the limited liability company is Armor Group Security Services, LLC (hereinafter called the "Limited Liability Company").

2. The Certificate of Formation of the Limited Liability Company is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article FIRST:

      "FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is ArmorGroup Services, LLC."

3. The amendment of the Certificate of Formation herein certified has been duly adopted in accordance with the provisions of Section 202 of the Limited Liability Company Act of the State of Delaware.

Dated: December 27, 2000
                                                   /s/ Robert R. Schiller
                                                   -------------------------
                                                   Robert R. Schiller
                                                   Authorized Person